GameStop Announces the Distribution of Warrants to Shareholders

October 7, 2025

GRAPEVINE, Texas--(BUSINESS WIRE)— GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced the distribution of warrants to purchase GameStop common stock (“Warrants”) to its shareholders and convertible noteholders on Tuesday, October 7, 2025 (the “Distribution Date”), in accordance with the previously announced shareholder warrant dividend. Each stockholder of record as of October 3, 2025 (the “Record Date”) received one (1) Warrant for every ten (10) shares of GameStop common stock held, rounded down to the nearest whole Warrant. Holders of GameStop’s 0.00% Convertible Senior Notes due 2030 (the “2030 Notes”) and GameStop’s 0.00% Convertible Senior Notes due 2032 (the “2032 Notes”) as of the Record Date also received Warrants based on the same ratio and on an “as converted” to common stock basis, rounded down to the nearest whole Warrant.

The Warrants were distributed by the Company’s warrant agent and will be exercisable for cash following the Distribution Date, in accordance with the terms of the warrant agreement, a form of which was filed as an exhibit to the Form 8-A Warrant registration statement with the U.S. Securities and Exchange Commission on October 6, 2025.

Warrant Terms

Eligibility: Shareholders must have purchased or held their shares no later than October 2, 2025 to be a shareholder of record on the October 3, 2025 Record Date and receive Warrants.

Ratio: One (1) Warrant for every ten (10) shares of common stock held as of the Record Date, rounded down to the nearest whole number for any fractional Warrant. No fractional Warrants were issued.

Exercise Price: Each Warrant initially entitles the Holder to purchase, at the Holder’s sole and exclusive election, at a cash exercise price of $32.00, one share of GameStop common stock.

Convertible Noteholders: Holders of GameStop’s 2030 Notes and GameStop’s 2032 Notes as of the Record Date also received Warrants based on the same ratio and on an “as converted” to common stock basis in the manner determined by the respective governing indenture.

Expiration: The Warrants will expire at 5:00 p.m. New York City time on October 30, 2026 (the “Expiration Date”).

Exercisability: The warrants are exercisable at any time through the Expiration Date.

Shareholders and holders of the convertible notes on the Record Date may experience a delay in receiving the Warrants following the distribution due to the procedures of the broker-dealer through which such shareholders or holders of the convertible notes hold GameStop securities. Shareholders and holders of the convertible notes are encouraged to review the additional information available on the Company’s investor relations website at https://investor.gamestop.com/warrant-dividend/, including the Warrant Dividend Distribution FAQ that was included as Exhibit 99.3 to the Form 8-K filed with the Securities and Exchange Commission on September 9, 2025, and to contact their broker directly with any questions.

Contacts

GameStop Corp. Investor Relations
(817) 424-2001
ir@gamestop.com

Cautionary Statement Regarding Forward-Looking Statements – Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated warrant distribution, including: our expectations regarding the warrant dividend and distribution; the anticipated record date and distribution date for the warrant distribution; the anticipated gross proceeds of the warrant distribution; the expected use of proceeds from any proceeds received from warrant exercises; the acceptance to trading of the warrants on the New York Stock Exchange; the price of those warrants and the existence of a market for those warrants; and the participation in the warrant distribution. These forward-looking statements are based on GameStop’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause GameStop’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. These and other risks are more fully described in GameStop’s filings with the SEC, including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended May 3, 2025 and August 2, 2025, and other filings and reports that GameStop may file from time to time with the SEC. Forward-looking statements represent GameStop’s beliefs and assumptions only as of the date of this press release. GameStop disclaims any obligation to update forward-looking statements.

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